UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2015 (the “Effective Date” ), the board of directors (the “Board” ) of Anavex Life Sciences Corp., a Nevada corporation (the “Company” ), appointed Steffen Thomas, PhD, to serve as a member of the Board until his successor is duly elected, qualified and seated or until his earlier resignation or removal.

In addition to being a member of the Board, it is anticipated that Dr. Thomas will serve on the Audit Committee, effective as of the Effective Date. As compensation for his services, the Company granted Dr. Thomas options to purchase two hundred thousand (200,000) shares of common stock in the Company, said options to vest annually over a three year period commencing on the first anniversary of the Effective Date.

The Company has not entered into any transactions with Dr. Thomas that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.
/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer
Date: June 17, 2015